Exhibit 99.1

LinkedIn Announces Second Quarter 2014 Results

MOUNTAIN VIEW, Calif., July 31, 2014 - LinkedIn Corporation (NYSE: LNKD), the world's largest professional network on the Internet, with over 300 million members, reported its quarterly results for the second quarter of 2014:

•	Revenue for the second quarter was $534 million, an increase of 47% compared to $364 million in the second quarter of 2013.

•
Net loss attributable to common stockholders for the second quarter was $1.0 million, compared to net income of $3.7 million for the second quarter of 2013. Non-GAAP net income for the second quarter was $63 million, compared to $44 million for the second quarter of 2013. Non-GAAP measures exclude tax-affected stock-based compensation expense and tax-affected amortization of acquired intangible assets.

•	Adjusted EBITDA for the second quarter was $145 million, or 27% of revenue, compared to $89 million for the second quarter of 2013, or 24% of revenue.

•
GAAP diluted EPS for the second quarter was $(0.01), compared to GAAP diluted EPS of $0.03 for the second quarter 2013; non-GAAP diluted EPS for the second quarter was $0.51, compared to non-GAAP diluted EPS of $0.38 for the second quarter of 2013.

“LinkedIn delivered strong financial results in the second quarter while maintaining investment in our member and customer offerings,” said Jeff Weiner, CEO of LinkedIn. “We made significant progress against several key strategic priorities including increasing the scale of job opportunities on LinkedIn; expanding our professional publishing platform; and continuing the strategic shift towards content marketing through Sponsored Updates.”

Second Quarter Operating Summary

Please note, in the second quarter of 2014, we reclassified recruitment media products from Marketing Solutions to Talent Solutions. Accordingly, prior period amounts have been recast to conform to the current period presentation. See our “Selected Company Metrics and Financials” table on the quarterly earnings section of the investor relations website for additional information.

•
Talent Solutions(1): Revenue from Talent Solutions products totaled $322 million, an increase of 49% compared to the second quarter of 2013. Talent Solutions revenue represented 60% of total revenue in the second quarter of 2014 and 2013.

•
Marketing Solutions(1): Revenue from Marketing Solutions products totaled $106 million, an increase of 44% compared to the second quarter of 2013. Marketing Solutions revenue represented 20% of total revenue in the second quarter of 2014 and 2013.

•
Premium Subscriptions: Revenue from Premium Subscriptions products totaled $105 million, an increase of 44% compared to the second quarter of 2013. Premium Subscriptions represented 20% of total revenue in the second quarter of 2014 and 2013.

_________________

(1)	Recruitment media revenue was $18 million and $12 million in the second quarter of 2014 and 2013, respectively.

Revenue from the U.S. totaled $318 million, and represented 60% of total revenue in the second quarter of 2014. Revenue from international markets totaled $216 million, and represented 40% of total revenue in the second quarter of 2014.

Revenue from the field sales channel totaled $319 million, and represented 60% of total revenue in the second quarter of 2014. Revenue from the online, direct sales channel totaled $215 million, and represented 40% of total revenue in the second quarter of 2014.

Second Quarter Highlights and Strategic Announcements

In the second quarter of 2014:

•
LinkedIn launched “Limited Listings” to grow dramatically the number of job opportunities made available on LinkedIn for active job searchers. This initiative was accelerated by the Bright acquisition in February, and there are now one million jobs on LinkedIn.

•
LinkedIn continued to gain traction with its professional publishing platform, now generating over 30,000 weekly long-form posts after ramping posting capability to 15 million LinkedIn members. Since launching in February, traffic to publisher and Influencer posts has risen more than 100%.

•
LinkedIn added to its growing multi-app mobile portfolio with the launch of several new mobile experiences including: Connected; the LinkedIn Job Search App for iPhone; and a new SlideShare app for Android.

Additionally, this afternoon, LinkedIn announced the launch of the all-new Sales Navigator, enabling buyers to build relationships with the most relevant sales professionals through an enterprise focused SaaS product. Also, Last week LinkedIn announced the acquisition of Bizo with the goal of creating a comprehensive B2B marketing platform.

“LinkedIn achieved strong results across the business,” said Steve Sordello, CFO of LinkedIn. “The success of Sponsored Updates, scaling jobs, and the launch of the new Sales Navigator underscore the positive impact of recent strategic investments, and we will continue to invest aggressively in our member and customer platforms.”

Business Outlook

LinkedIn is providing guidance for the third quarter and full year of 2014:

•
Q3 2014 Guidance: Revenue is expected to range between $543 million and $547 million. Adjusted EBITDA is expected to range between $134 million and $136 million. Non-GAAP EPS is expected to be approximately $0.44. The company expects depreciation of approximately $50 million, amortization of approximately $8.0 million, stock-based compensation of approximately $80 million, and 126 million fully-diluted weighted shares.

•
Full Year 2014 Guidance: Revenue is expected to range between $2.14 billion and $2.15 billion. Adjusted EBITDA is expected to range between $545 and $550 million. Non-GAAP EPS is expected to be approximately $1.80. The company expects depreciation of approximately $202 million, amortization of approximately $28 million, stock-based compensation of approximately $305 million, and 126 million fully-diluted weighted shares.

Quarterly Results Webcast and Conference Call

LinkedIn will host a webcast and conference call to discuss its second quarter 2014 financial results and business outlook today at 2:00 p.m. Pacific Time. Jeff Weiner and Steve Sordello will host the webcast, which can be viewed on the investor relations section of the LinkedIn website at http://investors.linkedin.com/. This call will contain forward-looking statements and other material information regarding the company's financial and operating results. Following completion of the call, a recorded replay of the webcast will be available on the website.

Upcoming Events

Management will participate in upcoming financial Q&A discussions at industry events on September 3, 2014. LinkedIn will furnish a link to these events on its investor relations website, http://investors.linkedin.com/ for both the live and archived webcasts.

About LinkedIn

Founded in 2003, LinkedIn connects the world's professionals to make them more productive and successful. With over 300 million members worldwide, including executives from every Fortune 500 company, LinkedIn is the world's largest professional network on the Internet. The company has a diversified business model with revenue coming from Talent Solutions, Marketing Solutions and Premium Subscriptions products. Headquartered in Silicon Valley, LinkedIn has offices across the globe.

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income, and non-GAAP diluted EPS (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The company excludes the following items from one or more of its non-GAAP measures:

Stock-based compensation. The company excludes stock-based compensation because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. The company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements and facilitates comparisons to peer operating results.

Amortization of acquired intangible assets. The company excludes amortization of acquired intangible assets because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from the non-GAAP measures facilitates internal comparisons to historical operating results and comparisons to peer operating results.

Accretion of redeemable noncontrolling interest. The accretion of redeemable noncontrolling interest represents the accretion of the company's redeemable noncontrolling interest to its redemption value. The company excludes the accretion because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operating performance. In addition, excluding this item from the non-GAAP financial measures facilitates internal comparisons to historical operating results and comparisons to peer operating results.

Income tax effects and adjustments. The company adjusts non-GAAP net income by considering the income tax effects of excluding stock-based compensation and the amortization of acquired intangible assets. Beginning in the first quarter of 2014, the company has implemented a long-term non-GAAP tax rate for evaluating its operating performance as well as for planning and forecasting purposes. This projected long-term non-GAAP tax rate eliminates the effects of non-recurring and period specific items, which can vary in size and frequency and does not necessarily reflect our long-term operations. Historically, the company computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis. Based on our current forecast, a long-term non-GAAP tax rate of 35% has been applied to our non-GAAP financial results for the current period. The company believes that adjusting for these income tax effects and adjustments provides additional transparency to the overall or “after tax” effects of excluding these items from non-GAAP net income.

Dilutive shares under the treasury stock method. During periods with a net loss, the company excluded certain potential common shares from its GAAP diluted shares because their effect would have been anti-dilutive. On a non-GAAP basis, these shares would have been dilutive. As a result, the company has included the impact of these shares in the calculation of its non-GAAP diluted net income per share under the treasury stock method.

For more information on the non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. Additionally, the company has not reconciled adjusted EBITDA or non-GAAP EPS guidance to net income (loss) or GAAP EPS guidance because it does not provide guidance for either other income (expense), net, or GAAP provision for income taxes, which are reconciling items between net income (loss) and adjusted EBITDA and non-GAAP EPS. As items that impact net income (loss) are out of the company's control and/or cannot be reasonably predicted, the company is unable to provide such guidance. Accordingly, a reconciliation to net income (loss) is not available without unreasonable effort.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about our products, including our investments in products, technology and other key strategic areas, certain non-financial metrics, such as customer and member growth and engagement, and our expected financial metrics such as revenue, adjusted EBITDA, non-GAAP EPS, depreciation and amortization and stock-based compensation for the third quarter of 2014 and the full fiscal year 2014. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks associated with: our limited operating history in a new and unproven market; engagement of our members; the price volatility of our Class A common stock; general economic conditions; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features; security measures and the risk that they may not be sufficient to secure our member data adequately or that we are subject to attacks that degrade or deny the ability of members to access our solutions; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our solutions are accessible at all times with short or no perceptible load times; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; our ability to accurately track our key metrics internally; members and customers curtailing or ceasing to use our solutions; our core value of putting members first, which may conflict with the short-term interests of the business; privacy and changes in regulations in the United States, Europe, Asia and elsewhere, which could impact our ability to serve our members or curtail our monetization efforts; litigation and regulatory issues; increasing competition; our ability to manage our growth; our international operations; our ability to recruit and retain our employees; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; and the dual class structure of our common stock.

Further information on these and other factors that could affect the company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2013, and additional information will also be set forth in our Form 10-Q that will be filed for the quarter ended June 30, 2014, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of the Investor Relations page of the company's website at http://investors.linkedin.com/. All information provided in this release and in the attachments is as of July 31, 2014, and LinkedIn undertakes no duty to update this information.

LINKEDIN CORPORATION
TRENDED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$262,670	$1,396,292	$803,089	$508,850	$645,092
Marketable securities	610,728	875,993	1,526,212	1,797,373	1,721,847
Accounts receivable	203,585	208,956	302,168	328,661	347,152
Deferred commissions	29,710	28,507	47,496	46,575	45,941
Prepaid expenses	26,785	33,831	32,114	47,513	49,503
Other current assets	30,672	28,259	44,391	50,933	61,042
Total current assets	1,164,150	2,571,838	2,755,470	2,779,905	2,870,577
Property and equipment, net	292,715	336,656	361,741	406,543	476,058
Goodwill	150,831	150,831	150,871	228,893	228,943
Intangible assets, net	38,284	43,209	43,046	101,597	99,175
Other assets	41,980	41,744	41,665	44,931	46,133
TOTAL ASSETS	$1,687,960	$3,144,278	$3,352,793	$3,561,869	$3,720,886

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$74,605	$70,340	$66,744	$79,711	$90,728
Accrued liabilities	106,118	139,898	183,004	142,141	164,051
Deferred revenue	331,187	335,700	392,243	479,576	481,450
Total current liabilities	511,910	545,938	641,991	701,428	736,229
DEFERRED TAX LIABILITIES	22,905	15,861	14,879	23,900	24,088
OTHER LONG TERM LIABILITIES	42,128	51,347	61,529	70,226	80,298
Total liabilities	576,943	613,146	718,399	795,554	840,615
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTEREST	—	—	5,000	5,126	5,226
STOCKHOLDERS’ EQUITY:
Class A and Class B common stock	11	12	12	12	12
Additional paid-in capital	1,055,870	2,478,813	2,573,449	2,718,321	2,833,030
Accumulated other comprehensive income (loss)	(64)	470	314	682	863
Accumulated earnings	55,200	51,837	55,619	42,174	41,140
Total stockholders’ equity	1,111,017	2,531,132	2,629,394	2,761,189	2,875,045
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY	$1,687,960	$3,144,278	$3,352,793	$3,561,869	$3,720,886

LINKEDIN CORPORATION
TRENDED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014

Net revenue	$363,661	$392,960	$447,219	$473,193	$533,877
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	49,264	53,395	57,865	62,455	69,536
Sales and marketing	122,276	133,172	157,235	166,522	184,494
Product development	95,608	106,223	113,140	120,622	128,731
General and administrative	56,225	61,767	64,790	74,618	80,688
Depreciation and amortization	32,193	33,767	42,750	49,740	56,306
Total costs and expenses	355,566	388,324	435,780	473,957	519,755
Income (loss) from operations	8,095	4,636	11,439	(764)	14,122
Other income (expense), net	(252)	156	1,820	1,026	1,197
Income before income taxes	7,843	4,792	13,259	262	15,319
Provision for income taxes	4,109	8,155	9,477	13,581	16,253
Net income (loss)	3,734	(3,363)	3,782	(13,319)	(934)
Accretion of redeemable noncontrolling interest	—	—	—	(126)	(100)
Net income (loss) attributable to common stockholders	3,734	(3,363)	3,782	(13,445)	(1,034)
Net income (loss) per share attributable to common stockholders:
Basic	111,214	113,940	119,849	120,967	122,170
Diluted	116,627	113,940	124,438	120,967	122,170
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	$0.03	$(0.03)	$0.03	$(0.11)	$(0.01)
Diluted	$0.03	$(0.03)	$0.03	$(0.11)	$(0.01)

LINKEDIN CORPORATION
TRENDED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014

OPERATING ACTIVITIES:
Net income (loss)	$3,734	$(3,363)	$3,782	$(13,319)	$(934)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	32,193	33,767	42,750	49,740	56,306
Provision for doubtful accounts and sales returns	1,639	568	1,254	1,207	4,118
Stock-based compensation	48,354	54,445	57,177	67,769	74,828
Excess income tax benefit from stock-based compensation	(5,003)	(10,188)	(16,008)	(15,982)	(18,639)
Changes in operating assets and liabilities:
Accounts receivable	8,577	(7,719)	(94,627)	(26,764)	(23,462)
Deferred commissions	1,185	1,236	(20,028)	1,116	712
Prepaid expenses and other assets	(8,448)	3,707	2,926	(11,742)	(4,455)
Accounts payable and other liabilities	24,313	49,591	44,307	(18,428)	24,726
Income taxes, net	3,522	(531)	4,377	7,928	13,362
Deferred revenue	14,099	4,513	56,543	87,333	1,874
Net cash provided by operating activities	124,165	126,026	82,453	128,858	128,436

INVESTING ACTIVITIES:
Purchases of property and equipment	(93,184)	(83,158)	(57,394)	(88,871)	(96,430)
Purchases of investments	(98,715)	(385,517)	(851,312)	(737,739)	(649,803)
Sales of investments	17,389	34,937	68,547	72,239	117,359
Maturities of investments	33,897	83,652	129,646	393,044	604,231
Payments for intangible assets and acquisitions, net of cash acquired	(6,321)	(8,756)	(3,894)	(85,061)	(4,800)
Changes in deposits and restricted cash	(3,488)	(1,355)	(6)	(1,404)	(3,357)
Net cash used in investing activities	(150,422)	(360,197)	(714,413)	(447,792)	(32,800)

FINANCING ACTIVITIES:
Proceeds from follow-on offering, net of issuance costs	—	1,348,419	(360)	—	—
Proceeds from issuance of preferred shares in joint venture	—	—	4,600	—	—
Proceeds from issuance of common stock from employee stock options	7,681	7,408	5,678	8,147	4,759
Proceeds from issuance of common stock from employee stock purchase plan	11,500	—	13,089	—	16,324
Excess income tax benefit from stock-based compensation	5,003	10,188	16,008	15,982	18,639
Other financing activities	797	(2)	(419)	(7)	31
Net cash provided by financing activities	24,981	1,366,013	38,596	24,122	39,753

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(993)	1,780	161	573	853
CHANGE IN CASH AND CASH EQUIVALENTS	(2,269)	1,133,622	(593,203)	(294,239)	136,242
CASH AND CASH EQUIVALENTS—Beginning of period	264,939	262,670	1,396,292	803,089	508,850
CASH AND CASH EQUIVALENTS—End of period	$262,670	$1,396,292	$803,089	$508,850	$645,092

LINKEDIN CORPORATION
TRENDED SUPPLEMENTAL REVENUE INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014

Revenue by product:
Talent Solutions (1)	$216,938	$237,668	$261,359	$291,594	$322,227
Marketing Solutions (1)	73,747	75,510	97,732	86,064	106,476
Premium Subscriptions	72,976	79,782	88,128	95,535	105,174
Total	$363,661	$392,960	$447,219	$473,193	$533,877

Revenue by geographic region:
United States	$224,277	$245,302	$271,140	$284,878	$317,774
International
Other Americas (2)	26,857	27,027	31,612	31,904	35,527
EMEA (3)	84,691	90,087	108,309	117,871	134,930
APAC (4)	27,836	30,544	36,158	38,540	45,646
Total International revenue	139,384	147,658	176,079	188,315	216,103

Total revenue	$363,661	$392,960	$447,219	$473,193	$533,877

Revenue by geography, by product:
United States
Talent Solutions (1)	$140,420	$152,371	$164,207	$180,403	$197,852
Marketing Solutions (1)	41,259	45,789	55,269	49,038	59,383
Premium Subscriptions	42,598	47,142	51,664	55,437	60,539
Total United States revenue	$224,277	$245,302	$271,140	$284,878	$317,774
International
Talent Solutions (1)	76,518	85,297	97,152	111,191	124,375
Marketing Solutions (1)	32,488	29,721	42,463	37,026	47,093
Premium Subscriptions	30,378	32,640	36,464	40,098	44,635
Total International revenue	$139,384	$147,658	$176,079	$188,315	$216,103

Total revenue	$363,661	$392,960	$447,219	$473,193	$533,877

Revenue by channel:
Field sales	$209,227	$227,588	$270,672	$275,262	$318,984
Online sales	154,434	165,372	176,547	197,931	214,893
Total	$363,661	$392,960	$447,219	$473,193	$533,877
______________
(1) Prior period amounts have been recast to conform to the current year presentation.
(2) Canada, Latin America and South America
(3) Europe, the Middle East and Africa (“EMEA”)
(4) Asia-Pacific (“APAC”)

LINKEDIN CORPORATION
TRENDED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014

Non-GAAP net income and net income per share:
GAAP net income (loss) attributable to common stockholders	$3,734	$(3,363)	$3,782	$(13,445)	$(1,034)
Add back: accretion of redeemable noncontrolling interest	—	—	—	126	100
Add back: stock-based compensation	48,354	54,445	57,177	67,769	74,828
Add back: amortization of intangible assets	5,677	3,832	4,056	4,813	7,224
Income tax effects and adjustments (1)	(13,307)	(8,120)	(16,776)	(11,914)	(17,827)
NON-GAAP NET INCOME	$44,458	$46,794	$48,239	$47,349	$63,291

GAAP diluted shares	116,627	113,940	124,438	120,967	122,170
Add back: dilutive shares under the treasury stock method	—	5,248	—	3,884	3,087
NON-GAAP DILUTED SHARES	116,627	119,188	124,438	124,851	125,257

NON-GAAP DILUTED NET INCOME PER SHARE	$0.38	$0.39	$0.39	$0.38	$0.51

Adjusted EBITDA:
Net income (loss)	$3,734	$(3,363)	$3,782	$(13,319)	$(934)
Provision for income taxes	4,109	8,155	9,477	13,581	16,253
Other (income) expense, net	252	(156)	(1,820)	(1,026)	(1,197)
Depreciation and amortization	32,193	33,767	42,750	49,740	56,306
Stock-based compensation	48,354	54,445	57,177	67,769	74,828
ADJUSTED EBITDA	$88,642	$92,848	$111,366	$116,745	$145,256
______________
(1) Excludes accretion of redeemable noncontrolling interest